SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement
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Enservco Corporation

(Name of Registrant as Specified in Its Charter)

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Enservco Corporation

501 South Cherry Street, Suite 1000
Denver, CO 80246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On June 22, 2016

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Enservco Corporation (“Enservco”) on June 22, 2016, at 10:00 a.m., local time, at Suite 1000, 6400 Fiddlers’ Green Circle, Greenwood Village, CO 80111 (the “Annual Meeting”). At the Annual Meeting, Enservco will submit the following four proposals to its stockholders for approval:

1.	To elect six directors for the ensuing year.

2.	To ratify and approve the appointment of EKS&H, LLLP, as Enservco’s independent registered accounting firm for the year ended December 31, 2016.

3.	To conduct an advisory vote on executive compensation.

4.	To conduct an advisory vote on the frequency of advisory votes on executive compensation.

Any other business that may properly come before the meeting will also be conducted.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Information Statement. Only holders of record of our common stock on April 27, 2016 (“the Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Board is not soliciting your proxy or consent in connection with the matters to be voted on. Stockholders who wish to vote on the proposals must attend the Annual Meeting and vote in person at the meeting or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

Pursuant to 14a-16(a) (and as required by Rule 14c-2(d)) of the regulations of the Securities and Exchange Commission (the “Commission”), and since Enservco is making information available through the Internet rather than utilizing the full-set delivery option, this Information Statement must be made available to stockholders at least 40 calendar days prior to the earliest date on which the matters discussed above may take effect and notice of internet availability hereof must be sent to stockholders at least 40 calendar days prior to the meeting date.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF ENSERVCO HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Rick D. Kasch

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ENSERVCO’S INFORMATION STATEMENT

Enservco’s Information Statement, Annual Report on Form 10-K, and the other meeting materials are available on the Internet at: http://irdirect.net/ENSV/corporate_document/130

2016 INFORMATION STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

PROPOSAL ONE: ELECTION OF DIRECTORS	6

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION	28

PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	29

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION	30

OTHER MATTERS	31

STOCKHOLDER PROPOSALS	31

Enservco Corporation

501 South Cherry Street, Suite 1000
Denver, CO 80246

INFORMATION STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2016 at 10:00 am Mountain time

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

April 28, 2016

We are furnishing this Information Statement to stockholders of ENSERVCO CORPORATION (“We” or “Enservco” or the “Company”) in connection with our Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. We will hold the Annual Meeting on June 22, 2016, at 10:00 a.m. (local time), at Suite 1000, 6400 Fiddlers’ Green Circle, Greenwood Village, CO 80111.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Information Statement (including the Notice of Annual Meeting of Stockholders) is first being made available to stockholders beginning on or about April 28, 2016. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2016. (This Information Statement and the Annual Report are collectively referred to herein as the “Meeting Materials.”) The Company expects to file its quarterly report on Form 10-Q on or before May 15, 2016 and will make it available to stockholders shortly after it is filed.

A notice of the Internet Availability of the Meeting Materials (“Notice”) will be mailed to stockholders on or before April 28, 2016. You will not receive a printed copy of the Meeting Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials.

Record Date, Voting Securities, and Vote Required.

Holders of record of our common stock at the close of business on April 27, 2016 (the “Record Date”) will be entitled to vote on all matters. On the Record Date, we had 38,130,160 shares of common stock issued and outstanding, which represented our only class of voting securities outstanding. The holders of shares of our common stock are each entitled to one vote per share. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the meeting.

For the transaction of business at the Annual Meeting a quorum must be present. A quorum consists of one-third of the shares entitled to vote at the meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, we may choose to adjourn the meeting to a future time and date.

Debra Herman and Cross River Partners, L.P., owners of approximately 8% and 23% of the voting shares of Enservco’s common stock, respectively, have advised Enservco that they intend to vote FOR the Proposals No. 1–3 and in favor of three years for Proposal No. 4.

Management is not soliciting proxies to vote at this meeting.

As to the election of directors under Proposal No. 1, the stockholders will be entitled to vote at the Annual Meeting for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. The six directors who receive the most votes will be elected at the meeting.

Proposal No. 2 (ratification of the appointment of our independent registered accounting firm) and Proposal No. 3 (the non-binding vote on executive compensation) will be approved if a majority of the votes cast at the Annual Meeting vote in favor of such proposal.

With respect to Proposal No. 4 (the frequency of the advisory vote on executive compensation), the frequency receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

Proposals No. 2, 3, and 4 are advisory in nature and non-binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the Company’s independent auditor selection, executive compensation, and frequency of executive compensation advisory votes.

For all preceding proposals (Proposals No. 1, 2, 3, and 4), abstentions and broker non-votes have no effect.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

Meeting Materials

In accordance with the rules and regulations of the SEC, instead of mailing a printed copy of this Information Statement and the Meeting Materials to each stockholder of record, the Company will furnish Meeting Materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the Meeting Materials. Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials. If you would like to receive a printed copy of the Meeting Materials, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.

As noted above, we are NOT soliciting proxies to vote at this Annual Meeting of Stockholders. Stockholders who wish to vote must either attend the meeting or on their own accord designate a proxy to attend the Annual Meeting and vote on their behalf.

If you are a stockholder of record, you may vote in person at the Annual Meeting and ballots will be distributed at the meeting.

If you are not a stockholder of record, but own shares through a brokerage account or other nominee relationship, you must present authorization from the broker or nominee to cast your vote. A copy of your most recent brokerage account statement showing your ownership of the Company’s shares would be sufficient.

Cost of the Meeting.

The Company is not soliciting proxies for this meeting and therefore the Company is not bearing the cost of soliciting any proxies. The Company is bearing the cost of preparing this Information Statement, making it available to stockholders, and of holding the Annual Meeting as described herein.

Forward-Looking Statements

This Information Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies, or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends, or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2015. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Security Ownership of Management

As of the Record Date the Company had 38,130,160 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group:

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock
Rick D. Kasch	Chairman of the Board, Chief Executive Officer, and President	2,981,824 (3)	7.6%
Steven P. Oppenheim	Director	325,000 (4)	*
Keith J. Behrens	Director	200,000 (5)	*
William A. Jolly	Director	69,817 (6)	*
Robert S. Herlin	Director	85,000 (7)	*
Richard A. Murphy	Director	8,990,017 (8)	23.6%
Robert J. Devers	Chief Financial Officer and Treasurer	284,316 (9)	*
Austin Peitz	Senior Vice President of Operations	502,186 (10)	1.3%
All current directors, executive officers and named executive officers as a group (8 persons)		13,438,160	33.2%

Notes to Security Ownership of Management table shown above:

* The percentage of common stock beneficially owned is less than 1%.

(1)	The address of the beneficial owners in each case is c/o Enservco Corporation, 501 S. Cherry Street, Suite 1000, Denver, CO 80246

(2)	Calculated in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)

Consists of (i) 1,849,324 shares of common stock owned by Mr. Kasch; (ii) warrants to acquire 37,500 shares exercisable at $0.55 per share through November 2, 2017 and (iii) options to acquire 1,095,000 shares of common stock which are vested or will vest within 60 days.

(4)	Consists of (i) 75,000 shares of common stock owned by Mr. Oppenheim and (ii) options to acquire 250,000 shares of common stock which are vested or will vest within 60 days.

(5)	Consists of options to acquire 200,000 shares of common stock which are vested or will vest within 60 days.

(6)	Consists of (i) 19,817 shares of common stock owned by Mr. Jolly and (ii) options to acquire 50,000 shares of common stock which are vested or will vest within 60 days.

(7)	Consists of (i) 35,000 shares of common stock owned by Mr. Herlin and (ii) options to acquire 50,000 shares of common stock which are vested or will vest within 60 days.

(8)

Consists of (i) 73,900 shares of common stock owned directly by Mr. Murphy and (ii) 8,916,117 shares held by Cross River Partners, L.P. Mr. Murphy is the managing member of the general partner of Cross River Partners, L.P.

(9)	Consists of (i) 4,315 shares of common stock owned by Mr. Devers and (ii) options to acquire 280,001 shares of common stock which are vested or will vest within 60 days.

(10)	Consists of (i) 98,853 shares of common stock owned by Mr. Peitz and (ii) options to acquire 403,333 shares of common stock which are vested or will vest within 60 days.

There has been no change of control of Enservco since the beginning of Enservco’s last fiscal year. At January 1, 2015, Michael D. and Debra Herman together owned approximately 35.4% of the outstanding shares of Enservco common stock; as of the Record Date, Mrs. Herman owns 3,033,660 shares (less than 8% of the outstanding shares). During that same period of time, Cross River Partners and its affiliates have increased their ownership from approximately 14% to approximately 23%. Enservco does not consider this to be a change of control.

Security Ownership of Certain Beneficial Owners

As of the Record Date, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who does not serve as an executive officer or director of the Company, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Debra Herman Post Office Box 81740 Las Vegas, Nevada 89180	3,033,660 (2)	8.0%
Cross River Partners, L.P. 456 Main Street, 2nd Floor Ridgefield, CT 06877	8,990,017 (3)	23.6%
Granahan Investment Management, Inc. 404 Wyman Street, Suite 460 Waltham, MA 02451	2,137,587 (4)	5.6%

(1)	Calculated in accordance with 1934 Act Rule 13d-3, as amended.
(2)

Based solely on information in a Form 4 filed November 23, 2015. The following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Michael Herman, Mrs. Herman’s spouse.

(3)

Based solely on information in a Form 4 filed March 3, 2016 by Cross River Partners LP. The following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Cross River Capital Management LLC (a Delaware limited liability company) and Richard Murphy, an individual and director of the Company.

(4)	Based on information in a Schedule 13G filed on February 10, 2016 by Granahan Investment Management, Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following persons, all whom are currently members of the Board of Directors, have been nominated by the Board of Directors for election to the Company’s Board of Directors:

■	Rick D. Kasch;
■	Steven P. Oppenheim;
■	Keith J. Behrens;
■	William A. Jolly;
■	Robert S. Herlin; and
■	Richard A. Murphy.

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. The Company does not currently have a separate nominating (or similar) committee, and given the Company’s small size, the Company does not yet believe such a committee is necessary. However, as the Company grows, it may consider establishing a separate nominating committee.

Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) nominating decisions are made by the independent directors. Currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary. In identifying Board candidates, it is the Board’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company like Enservco while also reviewing other appropriate factors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

Identification of Directors and Executive Officers

As of the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its executive officers are as set forth in the below table.

Name	Age	Position
Rick D. Kasch	65	Chairman of the Board of Directors, Chief Executive Officer, and President

Steven P. Oppenheim	69	Director

Keith J. Behrens	50	Director

William A. Jolly	61	Director

Robert S. Herlin	61	Director

Richard A. Murphy	46	Director

Robert J. Devers	53	Chief Financial Officer, Principal Financial Officer, and Treasurer

Austin Peitz	37	Senior Vice President of Field Operations

Rick D. Kasch. Mr. Kasch was appointed to the Company’s Board of Directors on July 25, 2012 and has served as Chairman of the Board of Directors since December 2, 2014. Mr. Kasch was appointed as the Company’s Chief Executive Officer on April 16, 2014 and has served as President since April 2013. Between July 2012 and April 2013, Mr. Kasch served as Chief Financial Officer of the Company. Mr. Kasch served as the principal financial officer of Enservco Corporation’s predecessor (Enservco LLC) since its inception in May 2007. Mr. Kasch served as the principal financial officer, Secretary and Treasurer of Dillco Fluid Services, Inc. from December 2007 until June 2014, and currently serves as the President and Chief Executive Officer. Further, he has served as a manager and the principal financial officer for Heat Waves Hot Oil Service LLC since March 2006, and currently serves as the President. Additionally, Mr. Kasch has served as President or Chief Financial Officer for various other companies, including software development, hospitality, and internet-based companies. Mr. Kasch served on the board of directors of Pyramid Oil Company, a publicly held corporation traded on the NYSE MKT, until following its merger and name change to Yuma Energy, Inc. and his resignation on September 10, 2014. Mr. Kasch is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934. Mr. Kasch received a BBA - Accounting degree from the University of South Dakota. Mr. Kasch is a certified public accountant, but does not hold an active license.

Steven P. Oppenheim. Mr. Oppenheim was appointed to the Company’s Board of Directors on April 29, 2013. Mr. Oppenheim has been serving as the chairman of the Audit Committee of the Company’s Board of Directors since its formation in May 2013. He has over forty years of experience in accounting, securities, tax and finance. He served as an independent member of the Board of Directors of Sunair Services Corporation (AMEX: SNR) from January 2004 to mid-December 2009 at which time SNR’s business was sold to a private competitor and SNR’s entire Board ceased to serve. He served on SNR’s Audit Committee during his term as a director and interacted with SEC counsel and outside accountants relating to 1933 Act and Exchange Act filings and compliance, acquisitions and divestitures. Mr. Oppenheim also served as Chairs of SNR’s Compensation Committee and Nominating Committee from 2006 to mid-December 2009, handling stock option grants, employee plans and executive compensation, and with nominating process of new directors and director independence review. Mr. Oppenheim obtained both his Juris Doctor and Bachelor of Business Administration - Accounting Degrees from the University of Miami, emphasizing accounting, finance, tax and securities. He currently works as a corporate officer of three separate private business enterprises and has done so for the past 15 years, where he is involved with ongoing work in accounting and financial statements, and employee compensation and benefits, and he interacts with outside counsel and accountants. Mr. Oppenheim previously served as Tax Supervisor at Coopers & Lybrand CPA firm, with audit and tax staff for accounting systems, audit work papers, financial statements and tax matters. Also, more than 25 years ago, he represented a private oil refinery and independent oil dealer, reviewed oil and gas private placement ventures, and served as personal advisor to a former President of Texaco Inc. Mr. Oppenheim is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

Keith J. Behrens. Mr. Behrens was appointed to the Company’s Board of Directors on June 20, 2014. Mr. Behrens joined Stephens, Inc. in May 2009 as a Managing Director. Prior to joining Stephens, Inc. Mr. Behrens was a Co-Founder and a Managing Partner of Energy Capital Solutions. Mr. Behrens has over 24 years of investment banking experience with major investment banking firms including Bear Stearns and Wasserstein Perella. He has focused most of his career in covering primarily exploration and production companies as well as other energy-related companies. Mr. Behrens has generated and led the execution of various M&A, public & private equity and senior & mezzanine debt transactions representing 150 transactions and approximately $30 billion in transaction volume. In addition to his extensive transaction experience, Mr. Behrens recently served as Chairman of the IPAA’s 2013 Private Capital Conference and is active in several energy industry organizations. He was formerly on the Advisory Council for the Energy Management and Innovation Center at the University of Texas at Austin McCombs School of Business. Mr. Behrens received his BBA and MBA from the University of Texas at Austin. Mr. Behrens is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

William A. Jolly. Mr. Jolly was appointed to the Company’s Board of Directors on January 15, 2015. Mr. Jolly is a principal with Scarsdale Equities, a FINRA member broker/dealer in New York City where he focuses on providing innovative banking solutions for small cap companies. Mr. Jolly spent over 15 years with Procter & Gamble managing brands and subsidiaries in the U.S. and throughout Asia.  Mr. Jolly then became Vice President for the Consumer Division of Scott Paper in Asia Pacific until it was acquired by Kimberly Clark. Mr. Jolly currently is not currently serving on the board of any company with shares registered under the Securities Exchange Act of 1934. Mr. Jolly received his undergraduate degree from Duke University and his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Robert S. Herlin. Mr. Herlin was appointed to the Company’s Board of Directors on January 15, 2015. Mr. Herlin is also Executive Chairman of Evolution Petroleum Corporation, Houston, Texas. He has served as a director of Evolution Petroleum since its inception in 2003, was elected Chairman of its Board of Directors in 2009 and served as Chief Executive Officer from inception through 2015. Evolution Petroleum’s common stock is registered under the Securities Exchange Act of 1934. Mr. Herlin is also President of AVL Resources, LLC, a private energy company. Mr. Herlin has 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003 until early 2010, Mr. Herlin also served as a non-active Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure venture. Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., an oil field services company, from 2003 until its sale to Halliburton Company in September 2010. Prior to 2001, Mr. Herlin served in various officer capacities for upstream and downstream oil and gas companies, both private and public. Mr. Herlin currently serves on the Engineering Advisory Board for the Brown School of Engineering at Rice University, where he previously served on the Centennial Council for Chemical and BioMolecular Engineering. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University.

Richard A. Murphy. Mr. Murphy was appointed to the Company’s Board of Directors on January 19, 2016. Mr. Murphy currently serves as the managing member of Cross River Capital Management, LLC the general partner of Cross River Partners, L.P., currently the largest shareholder of the Company. Mr. Murphy founded Cross River Partners, L.P. in April of 2002. Cross River Partners, L.P. invests in micro-cap and small-cap companies with market capitalizations up to $1.5 billion at the time of initial investment. Mr. Murphy’s primary responsibility as managing member is investment research, analysis of investment opportunities, and coordinating final investment decisions for Cross River Partners, L.P. Prior to founding Cross River Partners, L.P., Mr. Murphy was an analyst and asset portfolio manager with SunAmerica Asset Management, LLC from 1998 to 2002. Mr. Murphy also worked as an associate investment banker at ING Barings in its food and agricultural division in 1998 and he worked at Chase Manhattan Bank from 1992 to 1996. He also sat on the Advisory Board of CMS Bankcorp, Inc. and currently sits on the Applied Investment Management Board for the University of Notre Dame. Mr. Murphy is Chairman of the audit committee for Williston Holding Company, Inc. a non-reporting restaurant company. Mr. Murphy received his MBA from the University of Notre Dame-Mendoza College of Business in 1998 and his bachelor’s degree in political science from Gettysburg College in 1992. Mr. Murphy currently is not serving on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

Robert J. Devers. Mr. Devers has served as the Company’s Chief Financial Officer and Treasurer since appointed by the Board of Directors on April 29, 2013. Prior to joining the Company, Mr. Devers spent two years as an independent consultant providing finance and accounting services to public companies in the mining and beverage distribution sectors. From June 2007 to April 2011, Mr. Devers served as Chief Financial Officer of Silver Bull Resources, a mineral exploration company that was listed on both the NYSE MKT and TSX. Additionally, Mr. Devers served as Senior Director – Financial Analysis and Internal Audit of The Broe Companies Inc., a large privately held international company in the Denver area with investments in real estate, transportation, mining, and oil and gas exploration. He has also served as a corporate officer and financial executive for several other privately-held and publicly traded companies. Earlier in his career, Mr. Devers spent three years in public accounting with a regional firm that specialized in publicly held oil and gas exploration and production companies. Mr. Devers received a Bachelor of Arts degree in Accounting from Western State College.

Austin Peitz. Mr. Peitz serves as Senior Vice President of Field Operations of the Company and has been a significant employee of the Company for a substantial period of time. Mr. Peitz has worked for Heat Waves Hot Oil Service, LLC since October 1999 and has been involved in nearly all aspects of operations since that time. In his current position as Senior Vice President of Field Operations, Mr. Peitz is in charge of overseeing and coordinating field operations.

Significant Employees

There are no significant employees of Enservco other than its executive officers named above.

Transactions with Related Persons

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2015 or otherwise outstanding as of the Record Date.

Employment Agreements

See the Executive Compensation section of this Information Statement for a discussion of the employment agreements between the Company and each of Messrs. Kasch, Peitz, and Devers.

Investment Banking Agreement with Stephens, Inc.

In March 2015, the Company entered into an investment banking agreement with Stephens, Inc., in connection with investigating a potential business combination. The agreement was terminated in April of 2015 when the Company determined not to pursue the transaction that was under consideration. The Company paid $20,000 under the agreement to Stephens, Inc. Mr. Behrens is a managing director of Stephens, Inc. as well as being a director of Enservco. Mr. Behrens was not involved in the deliberations of Enservco’s board of directors when they determined to retain Stephens. In retaining Stephens, the disinterested directors (being all directors except Mr. Behrens) determined that the arrangement was fair to Enservco.

Academy Bank Guaranty by Enservco and Mr. Herman

In 2013, Heat Waves Hot Oil Service LLC, a subsidiary of the Company, entered into a real estate loan with Academy Bank, N.A. to replace an existing real estate loan in North Dakota in the amount of $720,000, under a note maturing on September 10, 2028. As a condition of making the loan, Academy Bank required Mr. Herman, the Company’s former Chairman and Chief Executive Officer, to guaranty $100,000 of the loan. As a result of this requirement, the Company continued to pay Mr. Herman a $12,500 per month guaranty fee. In February 2015, the Company made a principal payment of $100,000 and Academy Bank, N.A. released the guaranty in full and the Company was subsequently relieved of its obligation to continue to pay the guaranty fee to Mr. Herman.

Mr. Kasch’s Pledge of Company Shares

The Company’s Chief Executive Officer, Rick D. Kasch, carries a personal line of credit with Commerce Bank, the terms of which require the pledge of Enservco common stock as collateral. As of April 5, 2016, Mr. Kasch has pledged 700,000 shares of Enservco common stock to Northstar Bank pursuant to his line of credit, which, as of the same date, has a balance of $190,000.

Director Independence

The Company utilizes the definition of “independent” as it is set forth in Section 803A(2) of the NYSE MKT Rules. Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships). Based on the foregoing criteria, Messrs. Oppenheim, Jolly, Herlin, and Behrens are considered independent directors and were confirmed as such by the Board of Directors.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires Enservco’s directors and officers and any persons who own more than ten percent of Enservco’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). All directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files. Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2015, we believe that during the Company’s 2015 fiscal year all filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with.

Corporate Governance

In considering its corporate governance requirements and best practices, Enservco looks to the NYSE MKT Listed Company manual. The manual is available through the Internet at http://wallstreet.cch.com/MKT/CompanyGuide/.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. Rick D. Kasch serves as the Company’s Chief Executive Officer, President, and Chairman of the Board. As Chief Executive Officer and President, Mr. Kasch is involved in the day-to-day operations of the Company as well as providing strategic guidance on the Company’s operations on an as-needed basis. The Board believes Mr. Kasch’s experience, knowledge, and connections in the oil and gas industry are valuable in his operational role as President and Chief Executive Officer, as well as in his oversight role as Chairman at the Board level.

Board’s Role and the Role of the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that Enservco faces, the Board of Directors and audit committee have been responsible for oversight of risk management. The full Board and the audit committee have responsibility for general oversight of risks facing the Company.  Specifically, the audit committee will review and assess the adequacy of Enservco’s risk management policies and procedures with regard to identification of Enservco’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The audit committee will also review and assess the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Review and Approval of Transactions with Related Parties

On May 29, 2013, the Board adopted a policy requiring that disinterested directors approve transactions with related parties which are not market-based transactions. The Board of Directors had been following this policy on an informal basis before. Generally, the Board of Directors will approve a transaction only to the extent the disinterested directors believe that the transaction is in the best interests of Enservco and its terms are fair and reasonable (in the judgment of the disinterested directors) to Enservco.

Audit Committee

The Board of Directors established the Audit Committee on May 29, 2013, in accordance with Section 3(a)(58)(A) of the Exchange Act and NYSE MKT Rule 803(B) as modified for smaller reporting companies by NYSE MKT Rule 801(h). The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

The members of our Audit Committee are Messrs. Oppenheim, Jolly, and Herlin. Mr. Oppenheim is chairman of the Audit Committee. On June 20, 2015, the Board of Directors determined that Mr. Oppenheim, Mr. Jolly and Mr. Herlin were independent under SEC Rule 10A-3(b)(1) and NYSE MKT Rule 802(a). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the audit committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy. The Audit Committee held five meetings during the year ended December 31, 2015.

The Audit Committee meets quarterly with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

The Audit Committee has reviewed and discussed the audited financial statements appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2015, with Enservco management. The Audit Committee has discussed with the Company’s independent auditors (EKS&H LLLP, “EKSH”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and has received written disclosures from EKSH required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EKSH’s independence. The Audit Committee has discussed EKSH’s independence with representatives of EKSH. Based on that review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included with the Company’s Form 10-K for the fiscal year ended December 31, 2015.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.enservco.com.

No Nominating Committee

Enservco has not established a nominating committee. Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) nominating decisions are made by the independent directors. In order to comply with the NYSE MKT rules, however, Enservco has adopted a nomination procedure in its Bylaws by which eligible stockholders may nominate a person to the Board of Directors. Such procedure was amended by the Board of Directors on March 16, 2015. That procedure is as follows:

Enservco will consider all recommendations from any person (or group) who holds and has (or collectively if a group have) held more than 5% of Enservco’s voting securities for longer than one year. Any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Enservco’s corporate secretary by the date mentioned in the most recent proxy statement or information statement under the heading “Proposal From Stockholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that notification must provide the following additional information to Enservco:

i)

Name, address, telephone number and other methods by which Enservco can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

ii)

If the stockholder owns shares of Enservco’s voting stock other than on the records of Enservco, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

iii)	Information

iv)

from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of Enservco, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c);

v)	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, which shall be in a form reasonably acceptable to Enservco.

No Compensation Committee

Enservco has not established a compensation committee. Enservco believes that this is appropriate in light of the NYSE MKT rules on point and based on the fact that Enservco remains a smaller reporting company and (as described below) compensation decisions are made by the independent directors. Under the NYSE MKT Rule 805(a), if there is no compensation committee, compensation of the CEO (being Mr. Kasch) must be determined, or recommended to the Board for determination, by a majority of independent directors on its Board of Directors. The CEO may not be present during voting or deliberations of his compensation.

NYSE MKT Rule 805(c)(1) enhances the independence requirements for directors in connection with compensation decisions by requiring that the directors “consider all factors specifically relevant to determining whether a director has a relationship to the listed company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.” The Board of Directors determined that Messrs. Oppenheim, Jolly and Herlin are independent under this requirement. Their independence is considered at each audit committee meeting.

Compensation Consultant

Although NYSE MKT Rule 805(c)(3)(i) provides that a compensation committee may (in its discretion, not the discretion of the Board) retain compensation consultants, independent legal counsel, and other advisors, the independent directors did not retain an independent compensation consultant during the fiscal year 2015. Rather than retaining an independent consultant, on January 15, 2015, the Board of Directors directed Burns, Figa & Will, P.C. (the Company’s outside legal counsel), with the guidance of the independent directors, to create a compensation study to aid the independent directors in reviewing and analyzing the structure and terms of the compensation payable to the Company’s directors and executive officers based on public data of peer group companies.

On February 5, 2016, the independent directors (acting in lieu of a compensation committee) determined to retain an independent compensation consultant. The independent directors subsequently retained Mr. Arlen Brammer as a compensation consultant. As part of Mr. Brammer’s engagement, the independent directors requested that Mr. Brammer develop a peer group of companies, perform analyses of competitive performance and compensation levels for the peer group for the three highest compensated executives and independent directors, and employment contract terms. Mr. Brammer, who reports directly to the independent directors and not to our management, is independent from us, has not provided any services to us other than to the independent directors, and receives compensation from us only for services provided to the independent directors. Mr. Brammer’s retention as a compensation consultant has not raised any conflict of interest under NYSE MKT Rule 805(c)(4).

Mr. Brammer’s report stated that, compared to the peer group, our top three executives were provided direct compensation that falls in the lowest quartile of the peer group. Based on industry conditions and trends, the report recommended no immediate increase in pay. The report also recommended utilization of equity or stock appreciation rights for current bonuses. Finally, with respect to long-term incentives (“LTI”), the report recommended the grant of restricted equity tied in part or in whole to the attainment of performance goals. The report recommended that the long term incentive awards should be similar to those in the peer companies. The report also recommended minor adjustments to the terms of the employment contracts with the named executive officers.

While the independent members of the board of directors have conferred regarding Mr. Brammer’s report and are considering certain alternatives, as of the date that this Information Statement has been filed, no decisions have been made.

Code of Business Conduct and Whistleblower Policy

On July 27, 2010, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy (the “Code of Conduct”) which the Board updated on May 29, 2013. The Code of Conduct applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: www.enservco.com. Additionally, a copy of our Code of Conduct was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010 and the amended Code of Conduct was filed as an exhibit to a Current Report on Form 8-K dated May 29, 2013.

Insider Trading Policy

On July 27, 2010, our Board of Directors adopted an Insider Trading Policy which the Board updated on May 29, 2013 and again on June 25, 2015. The Insider Trading Policy applies to all of our officers, directors, and employees. Our Insider Trading Policy is posted at our website: www.enservco.com. Additionally, a copy of our Insider Trading Policy was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010, and the amended policies were filed as an exhibit to a Current Report on Form 8-K dated May 29, 2013 and Form 8-K dated June 25, 2015.

Policy on Trading Blackout Period

On August 16, 2013, our Board of Directors adopted a Policy on Trading Blackout Periods; Benefits Plans; and Section 16 Reporting (the “Blackout Policy”), which the board amended on June 25, 2015. The Blackout Policy applies to all of our officers, directors, and employees. Our Blackout Policy is posted at our website www.enservco.com. In addition, a copy of Blackout Policy was filed as an exhibit to our Current Report on Form 8-K, dated June 25, 2015.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, 501 South Cherry Street, Suite 1000, Denver, CO 80246. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held seven formal in-person or telephonic meetings during the fiscal year ended December 31, 2015 and acted by unanimous consent seven times during 2015. The incumbent directors each attended 100% of the board meetings held during fiscal 2015. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company.

Board members are not required to attend the annual shareholder meeting. The Company last held an annual meeting of stockholders in June 2015 and all Board members were in attendance, either in person or telephonically.

Executive Compensation

The following table sets out the compensation received for the fiscal years December 31, 2014 and 2015 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers (collectively referred to herein as the “NEOs”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus and Other	Stock Awards	(1) Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Plan Compensation	(4) All Other Compensation	Total

Rick D. Kasch	2015	$ 260,466	85,000(2)	$ -	$ 249,423	$ -	$ -	$ 38,173	$ 633,062
Chairman, CEO President	2014	$ 253,978	-	$ -	$ -	$ -	$ -	$ 41,838	$ 295,816

Austin Peitz	2015	$ 165,193	165,000(3)	$ -	$ 190,036	$ -	$ -	$ 15,338	$ 535,567
Senior Vice President of Field Operations	2014	$ 188,132	-	$ -	$ -	$ -	$ -	$ 12,379	$ 200,511

Robert Devers	2015	$ 175,000	50,000(2)	$ -	$ 166,282	$ -	$ -	$ 18,865	$ 410,147
CFO and Treasurer	2014	$ 161,923	-	$ -	$ 85,110	$ -	$ -	$ 26,066	$ 273,099

(1) Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See Note 9 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2) Amounts include discretionary cash bonuses to Messrs. Kasch, Peitz, and Devers in the amount of $85,000, $75,000, and $50,000, respectively granted in April 2015 after reviewing compensation study prepared by Burns Figa & Will. The board of directors did not grant a discretionary bonuses in fiscal 2014 as it was awaiting conclusion of the above mentioned compensation study.

(3) Includes $90,000 of discretionary quarterly bonuses paid to Mr. Peitz pursuant to revised employment agreement effective April 1, 2015. As part of the revised employment agreement, Mr. Peitz agreed to reduce his base salary from $192,938 to $150,000.

(4) Represents: (i) automobile expenses; (ii) health, life, dental and vision insurance premiums; and (iii) matching contributions to the Company’s 401(k) plan incurred on behalf of Mr. Kasch, Mr. Peitz and Mr. Devers by the Company.

Narrative Disclosure to Summary Compensation Table

The independent members of the Board of Directors acting in lieu of a compensation committee, are charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. During the fiscal year 2015, the Board of Directors directed its outside counsel to prepare a compensation report to aid the independent directors in reviewing and analyzing the structure and terms of the compensation payable to the Company’s directors and executive officers based on public data of peer group companies. During 2015, however, there were no compensation decisions to be made by the Board of Directors since the contracts for the named executive officers extended through June 30, 2016, as described below.

As discussed above, in February of 2016, the Board of Directors engaged Mr. Arlen Brammer as an independent compensation consultant to prepare a compensation report for the independent members of the Board of Directors to consider in connection with reconsideration of the existing employment agreements with the named executive officers which extend through June 30, 2016 as described below.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;
3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

■	Base salary;
■	Discretionary cash bonuses
■	Stock option awards and/or equity based compensation; and
■	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

Under the employment agreement dated July 27, 2010 with Rick D. Kasch, the Company’s Chief Executive Officer (as amended in May 2013 and June 2014), the CEO is paid a base salary of $225,000, to be increased annually by at least 5%. (Currently Mr. Kasch’s annual salary, through June 30, 2016, is $260,466.) Mr. Kasch (along with Messrs. Devers and Peitz) agreed to forego his annual salary increase on July 1, 2015 in an effort to reduce costs due to deteriorating industry conditions. Mr. Kasch is entitled to discretionary bonuses, coverage under health and other benefit plans, an automobile allowance of not less than $1,000 per month, and reimbursement of expenses incurred on behalf of the Company. Mr. Kasch’s employment agreement renews automatically on a year-to-year basis unless the Board of Directors gives Mr. Kasch at least 60 days’ notice of non-renewal.

The Company’s other named executive officers (being Messrs. Devers and Peitz) receive base salaries in accordance with the terms of their respective employment agreements (which are described below) and which expire, unless renewed, on June 30, 2016.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The employment agreements we have entered into with certain of our executive officers provide that each is eligible to receive a discretionary cash bonus. Such bonuses are to be considered and determined by the Board of Directors, and paid during the ninety day period beginning February 1 of the year following that year for which the bonus was earned. No such discretionary bonuses were declared for fiscal 2014. However, the Board of Directors did grant a discretionary bonus in April 2015 to the executive officers of the Company after review and consideration of a compensation study prepared by Burns, Figa, and Will. As discussed above, the Company has engaged an independent compensation consultant in February 2016 to complete a compensation study for its executive officers. Accordingly, no discretionary bonuses were declared or paid for work performed in fiscal 2015.

Stock Option Plan Benefits – Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Company believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have one active equity incentive plan for our management and employees, the 2010 Stock Incentive Plan.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted stock options to each of its executive officers as described above in the table entitled “Security Ownership of Management” and below in the table entitled “Stock Options, Stock Awards, and Equity Incentive Plans.”

Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Additionally, the Company provides its executive officers with an automobile or an automobile allowance. Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Bonus & Option Grant

Based on a compensation report prepared by the Company’s outside counsel, and after analyzing the structure and terms of compensation payable to similar executive officers within the peer group of companies, the Board of Directors (upon recommendation of the independent directors) declared discretionary bonuses related to fiscal year 2014 to the NEOs in the first quarter of 2015 in the total amount of $210,000. Also upon recommendation and input from the independent board members, the board of directors granted Messrs. Kasch, Peitz, and Devers options to acquire 210,000, 160,000, and 140,000 shares of common stock, respectively, discussed above.

At the recommendation of Mr. Kasch, the Board of Directors did not award any bonuses for the 2015 calendar year to Messrs. Kasch, Peitz and Devers. In April 2015, the board paid $40,000 to Mr. Peitz for his conversion to a formulaic bonus program parallel to his direct reports accompanied by a reduced base salary.

Employment Agreements

We have entered into employment agreements with certain Company officers, including Messrs. Kasch, Peitz, and Devers. In each case the independent directors are undergoing a review of the agreements and may discuss entering into certain amendments with the officers.

Rick Kasch – Mr. Kasch is chief executive officer and president of the Company. He entered into an employment agreement with the Company on July 27, 2010. It has been amended on July 19, 2011, May 29, 2013, and July 1, 2014. As amended, the employment agreement with Mr. Kasch is for a term through June 30, 2016, and is automatically renewed thereafter on a year-to-year basis unless either Enservco or Mr. Kasch provides the other with 60 days’ notice of non-renewal or the agreement is otherwise terminated. The agreement provides for an annual salary of $225,000 through June 30, 2012 and then automatic increases of not less than 5% effective on each July 1 during the term of the agreement. (Mr. Kasch’s annual salary for the year ended June 30, 2016, is $260,466.) Mr. Kasch agreed to forego his annual salary increase on July 1, 2015 in an effort to reduce costs due to deteriorating industry conditions. Mr. Kasch is also entitled to standard employment benefits and the use of a Company automobile or alternatively a car allowance of at least $1,000 per month. The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as a discretionary bonus.

Mr. Kasch’s employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.

A termination without cause - If Mr. Kasch is terminated without cause he will be entitled to all salary that would have been paid through the remaining term of the agreement, or if the agreement is terminated without cause during the final 18 months of the agreement term Mr. Kasch will be entitled to receive a lump sum payment equal to eighteen months of his base salary. Additionally, if Mr. Kasch is terminated without cause, he will be entitled to health benefits for a period of 18 months; and

2.

A termination upon a change of control event or a management change - If Mr. Kasch resigns within 180 days following a change of control event or a management change (being the person to whom he directly reports or a change in a majority of the board of directors) or a change in his responsibilities and duties as chief executive officer and president, he will be entitled to a severance payment equal to 18 months of his base salary with the amount being paid either in a lump sum payment or in accordance with the Company’s payroll practices. Further, Mr. Kasch will be entitled to health benefits for a period of 18 months and all unvested options will vest immediately.

Austin Peitz – Mr. Peitz is Senior Vice President of Field Operations of the Company. He entered into his first employment agreement with the Company on July 27, 2010, an amended agreement on May 10, 2012, and a second amended agreement effective July 1, 2014 which expires June 30, 2016. If Mr. Peitz continues his employment with the Company beyond June 30, 2016 without a new employment agreement, Mr. Peitz and the Company agree that such employment will be on an at-will basis. Mr. Peitz is in charge of overseeing and coordinating company-wide field operations. Mr. Peitz’s employment agreement provided for an annual salary of $192,938 through June 30, 2015 and then automatic increases of not less than 5% effective on each July 1 during the term of the agreement.

Effective April 1, 2015, Mr. Peitz and the Company amended his employment agreement to reduce his annual salary to $150,000 and to provide for a quarterly bonus of $30,000 based upon meeting certain pre-established goals. Mr. Peitz agreed to forego his annual salary increase on July 1, 2015 in an effort to reduce costs due to deteriorating industry conditions. Mr. Peitz will remain eligible for discretionary bonuses as determined by the board of directors.

Mr. Peitz’s employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.

A termination without cause - If Mr. Peitz is terminated without cause he will be entitled to all salary that would have been paid through the remaining term of the agreement, or if the agreement is terminated without cause during the final 18 months of the agreement term Mr. Peitz will be entitled to receive a lump sum payment equal to eighteen months of his base salary. Additionally, if Mr. Peitz is terminated without cause, he will be entitled to health benefits for a period of 18 months, and all unvested options will vest.

2.

A termination upon a change of control event or a management change - If Mr. Peitz resigns within 180 days following a change of control event or a management change (being the person to whom he directly reports or a change in a majority of the board of directors) or a change in his responsibilities and duties as Senior Vice President of Field Operations, he will be entitled to a severance payment equal to 18 months of his base salary with the amount being paid either in a lump sum payment or in accordance with the Company’s payroll practices. Further, Mr. Peitz will be entitled to health benefits for a period of 18 months and all unvested options will vest immediately.

The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as a discretionary bonus.

Robert Devers – Mr. Devers became the Chief Financial Officer of the Company on April 29, 2013. His initial employment agreement was for a term through May 1, 2014. Mr. Devers and the Company entered into a new employment agreement effective July 1, 2014 that extends through June 30, 2016 and thereafter on an at-will basis. The agreement provides for an annual salary of $175,000 through June 30, 2015 and at least a 5% raise thereafter. Mr. Devers agreed to forego his annual salary increase on July 1, 2015 in an effort to reduce costs due to deteriorating industry conditions. Mr. Devers is also entitled to standard employment benefits.

Mr. Devers’ employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.

A termination without cause - If Mr. Devers is terminated without cause he will be entitled to all salary that would have been paid through the remaining term of the agreement, or if the agreement is terminated without cause during the final 18 months of the agreement term Mr. Devers will be entitled to receive a lump sum payment equal to eighteen months of his base salary. Additionally, if Mr. Devers is terminated without cause, he will be entitled to health benefits for a period of 18 months, and all unvested options will vest.

2.

A termination upon a change of control event or a management change - If Mr. Devers resigns within 180 days following a change of control event or a management change (being the person to whom he directly reports or a change in a majority of the board of directors) or a change in his responsibilities and duties as chief financial officer, he will be entitled to a severance payment equal to 18 months of his base salary with the amount being paid either in a lump sum payment or in accordance with the Company’s payroll practices. Further, Mr. Devers will be entitled to health benefits for a period of 18 months and all unvested options will vest immediately.

The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as a discretionary bonus.

Stock Options, Stock Awards, and Equity Incentive Plans

In accordance with the Company’s 2010 Stock Incentive Plan the Company granted certain of its executive officers stock options during the Company’s 2015 fiscal year. No other equity based awards were granted to executive officers during the fiscal year.

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2015.

	Number of Securities
	Underlying Unexercised
	Options(1)		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Price	Date

Rick Kasch	600,000	-	$ 1.10	07/19/2016
CEO, President and Director(2)	425,000	-	$ 0.46	06/05/2017
	-	210,000	$ 1.74	04/08/2020
	1,025,000	210,000

Austin Peitz	300,000	-	$ 0.46	06/05/2017
Senior Vice President of Field Operations (3)	33,333	16,667	$ 0.70	01/23/2018
	-	160,000	$ 1.74	04/08/2020
	333,333	176,667

Robert J. Devers	100,000	50,000	$ 1.27	04/29/2018
Chief Financial Officer, Treasurer (4)	50,000	-	$ 1.00	07/25/2018
	16,667	33,334	$ 2.25	01/30/2019
	-	140,000	$ 1.74	04/08/2020
	166,667	223,334

(1)	Consists of options granted under 2010 Stock Incentive Plan

(2)

On July 30, 2010, Mr. Kasch was granted an option to acquire 300,000 shares of the Company’s common stock; 100,000 shares underlying the option vested upon grant, and 100,000 shares vested on each of July 30, 2011 and July 30, 2012. On July 19, 2011, Mr. Kasch was granted an option to acquire 600,000 shares of the Company’s common stock; 300,000 shares underlying the option vested upon grant and the remaining 300,000 shares vested on July 19, 2012. Also, on June 6, 2012, Mr. Kasch was granted an option to acquire 425,000 shares of the Company’s common stock; 150,000 shares underlying the option vested upon grant, with another 150,000 shares vested on June 5, 2013 and the remaining 125,000 shares vested on June 5, 2014. In April 2015, the Company granted options to Mr. Kasch to acquire 210,000 shares exercisable at $1.74 per share for a period of five years. These options vest one-third each on January 1, 2016, January 1, 2017, and January 1, 2018.

(3)

On June 6, 2012 Mr. Peitz was granted an option to acquire 300,000 shares of the Company’s common stock and vest on a pro-rata basis (one third, or 100,000 shares each year) on each of the three anniversary dates of the option grant date. On January 23, 2013, Mr. Peitz was granted an option to acquire 50,000 shares of the Company’s common stock and 16,667 shares underlying the option vested on January 1, 2014, 16,667 vested on January 1, 2015, with the remaining 16,666 shares vesting on January 1, 2016. In April 2015, the Company granted options to Mr. Peitz to acquire 160,000 shares exercisable at $1.74 per share for a period of five years. These options vest one-third each on January 1, 2016, January 1, 2017, and January 1, 2018.

(4)

On April 26, 2013, Mr. Devers was granted an option to purchase 150,000 shares of the Company’s common stock and options to acquire 50,000 shares vests on each of April 29, 2014, 2015 and 2016. On July 25, 2013, Mr. Devers was granted an option to purchase 50,000 shares of the Company’s common stock and all of the shares underlying this option vested on the date of grant. On January 30, 2014, Mr. Devers was granted an option to purchase 50,000 shares and options to purchase 16,667 shares vested on January 1, 2015, options to purchase 16,667 shares vest on January 1, 2016, and options to purchase 16,666 shares vests on January 30, 2017. In April 2015, the Company granted options to Mr. Devers to acquire 140,000 shares exercisable at $1.74 per share for a period of five years. These options vest one-third each on January 1, 2016, January 1, 2017, and January 1, 2018.

Compensation of Directors

After evaluating the compensation structure of independent directors included in the compensation study prepared and presented by Burns, Figa, and Will, P.C. on March 16, 2015, the Board of Directors voted to raise the quarterly director fee from $6,000 to $7,000 per quarter, effective April 1, 2015. The Board of Directors also approved on March 16, 2015, the payment of an additional $1,000 per quarter to members of the audit committee, with an additional $3,000 per quarter to the chair of the audit committee, Mr. Oppenheim, both effective April 1, 2015. Mr. Kasch is the only “non-employee director” and he is not paid for his service.

As such, the table below reflects compensation paid to the non-employee members of the board during the year ended December 31, 2015:

Fees
	Earned or	Options	All Other Compensation
	Paid in	Awards	Awards
Director	Cash	(1)		Total

Steven P. Oppenheim (2)	$ 41,000	$ --	$ --	$ 41,000

Keith J. Behrens (3)	$ 27,000	$ --	$ --	$ 27,000

Gerald Laheney (4)	$ -	$ --	$ 5,000	$ 5,000

William A. Jolly (5)	$ 29,833	$ 121,186	$ --	$ 151,019

Robert S. Herlin (6)	$ 29,833	$ 121,186	$ --	$ 151,019

(1)

Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See Note 9 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)

Mr. Oppenheim received fees in the amount of $41,000 in 2015 for serving as a director and chair of the audit committee of the Board of Directors. Mr. Oppenheim was granted an option to acquire 200,000 shares of Company common stock in April 2013. The option is exercisable for a five-year term at $1.27 per share, and vested in full as of April 29, 2013. Mr. Oppenheim was also granted an option to acquire 50,000 shares of Company common stock in July 2013. The option is exercisable for a five-year term at $1.00 per share, and vested in full as of the date of grant. The Company recorded expense of $220,138 in 2014 related to the issuance of the options.

(3)

Mr. Behrens was appointed to the Board of Directors on July 15, 2014 and received fees in the amount of $27,000 in 2015 for serving as a director. Mr. Behrens was granted an option to acquire 200,000 shares of Company common stock in July 2014. The option is exercisable for a five year term at $2.49 per share, and vested in fully upon grant. The Company recorded expense of $321,907 in 2014 related to the issuance of the options.

(4)	Mr. Laheney resigned from the Board of Directors effective January 15, 2015. Mr. Laheney was paid $5,000 for consulting services subsequent to his resignation.

(5)

Mr. Jolly was appointed to the Board of Directors on January 15, 2015 and received fees in the amount of $29,833 in 2015 for serving as a director. Mr. Jolly was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share. The Company recorded expense of $60,593 in 2015 related to the issuance of the options.

(6)

Mr. Herlin was appointed to the Board of Directors on January 15, 2015 and received fees in the amount of $29,833 in 2015 for serving as a director. Mr. Herlin was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share. The Company recorded expense of $60,593 in 2015 related to the issuance of the options.

Risks of Compensation Programs

The Company’s equity-based compensation is performance-based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees are time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

Board Member Nominee Selection Criteria

As described above, the Board of Directors has general oversight responsibility with respect to risk management, and exercises appropriate oversight to ensure that risks are not viewed in isolation and are appropriately controlled. The Company’s compensation programs are designed to work within this system of oversight and control, and the Board considers whether these compensation programs reward reasonable risk-taking and achieve the proper balance between the desire to appropriately reward employees and protecting the Company.

The Company believes that each of the persons nominated for reelection to the Board have the experience, qualifications, attributes and skills when taken as a whole will enable the Board of Directors to satisfy its oversight responsibilities effectively. With regard to the nominees (each of whom is currently a member of our Board) the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

■

Rick D. Kasch: Mr. Kasch has been actively involved with the Company’s financing, business operations, and strategy, for several years and has a significant amount of knowledge regarding its current and contemplated business operations. Mr. Kasch has served as President since July 2011. Further Mr. Kasch has served as Chief Financial Officer for various other companies and the Board believes his experience in locating and executing favorable financing opportunities (both through debt and equity placements) is crucial in the continued development and growth of the Company.

■

Steven P. Oppenheim: Mr. Oppenheim was appointed to the Company’s Board of Directors on April 29, 2013 by unanimous consent of the Directors. Mr. Oppenheim has been serving as chairman of the Audit Committee of the Company’s Board of Directors since its formation in May, 2013. Mr. Oppenheim has 40 years of accounting, securities, tax and finance experience. He served on the Board of Directors of Sunair Services Corporation (AMEX SNR), including serving on its Audit, Compensation, and Nominating Committees. The Board believes Mr. Oppenheim’s experience and knowledge in financing and accounting are valuable to the Board of Directors as a whole.

■

Keith J. Behrens: Mr. Behrens was appointed to the Company’s Board of Directors on June 20, 2014 and Mr. Behrens accepted his appointment on July 15, 2014. Mr. Behrens has over 22 years of investment banking experience with major investment banking firms including Bear Stearns and Wasserstein Perella. He has focused most of his career in covering primarily exploration and production companies as well as other energy-related companies. The Board believes Mr. Behrens’ extensive experience in M&A transactions in the energy-related field is valuable in the continued development and growth of the Company.

■

William A. Jolly: Mr. Jolly was appointed to the Company’s Board of Directors on January 15, 2015 by unanimous consent of the Directors. Mr. Jolly was appointed at the same time to the Audit Committee of the Company’s Board of Directors. Mr. Jolly has previously served as a board member for a public company -- Integrity Media, Inc. In addition, Mr. Jolly is a principal with Scarsdale Equities, a FINRA member broker/dealer in New York City where he focuses on providing innovative banking solutions for small cap companies. The Board believes Mr. Jolly’s experience and knowledge advising public companies and experience in banking solutions for small cap companies are valuable to the Board of Directors as a whole.

■

Robert S. Herlin: Mr. Herlin was appointed to the Company’s Board of Directors on January 15, 2015 by unanimous consent of the Directors. Mr. Herlin was appointed at the same time to the Audit Committee of the Company’s Board of Directors. Mr. Herlin has 30 years of experience in engineering, energy transactions, and operations and finance of companies in the oil and gas sector. The Board believes Mr. Herlin’s experience and knowledge in the oil and gas sector are valuable to the Board of Directors as a whole.

■

Richard A. Murphy: Mr. Murphy was appointed to the company’s Board of Directors on January 19, 2016 by unanimous consent of the Directors. Mr. Murphy is the managing member of the general partner of the Company’s largest shareholder, Cross River Partners L.P. and has experience analyzing and evaluating micro-cap companies. The Board believes Mr. Murphy’s years of experience advising emerging growth companies are value to the Board of Directors as a whole.

Each share will count as one vote cast for the election of directors, and abstentions and broker non-votes will not be counted. The vote required to elect each director to the Board of Directors is by plurality—the six individuals with the most votes will be elected to the Board of Directors. The Board of Directors recommends a vote “FOR” each of the above-named director nominees.

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of EKS&H LLLP (“EKSH”) to serve as our independent registered public accounting firm for the 2016 fiscal year. We are asking our stockholders to ratify the selection of EKSH as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EKSH to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

The Board of Directors UNANIMOUSLY recommends a vote “FOR” ratification of the selection of EKSH as our independent registered accounting firm for the 2016 fiscal year. Ratification requires that more votes be cast for the ratification than be cast against ratification.

If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. The Board considers EKSH to be well-qualified to serve as the independent auditor for the Company and EKSH has experience since 2010 in doing so. However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

To the Company’s knowledge, a representative from EKSH is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees Billed By Independent Accounting Firm

The aggregate fees billed by to the Company by EKSH for each of the last two fiscal years for professional fees are as follows:

Financial Year Ending	Audit Fees $	Audit Related Fees $	Tax Fees $	All Other Fees $	Total $

December 31, 2015	$ 124,500	$ -	$ -	$ 925	$ 125,425

December 31, 2014	$ 122,500	$ 18,571	$ -	$ 11,162	$ 152,233

Audit Fees and audit related fees are amounts billed for professional services that EKSH provided for the audit of our annual financial statements, review of the financial statements included in our reports on Form 10-Q and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years. All other fees include amounts billed for consultation provided to the company.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services.

The Audit Committee approved EKSH performing our audit for the 2014 and 2015 fiscal years.

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Starting in 2011, Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), now require that at stockholder meetings at which directors are to be elected, certain public companies submit to their stockholders what is commonly known as a “Say on Pay” proposal. A Say on Pay proposal gives stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the companies Named Executive Officers (“NEOs”)—being those executive officers whose total compensation is described in the Executive Compensation disclosure included in the company’s annual report as well as in the materials prepared and distributed in connection with stockholder meetings.

This Say On Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Information Statement.

The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by the Board of Directors. Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. To that end we strive to ensure that the compensation of our executives is in-line with those of similarly situated oil and gas field services companies. The Board of Directors attempts to balance the compensation of our NEOs between near term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long term success (being equity based compensation). Moreover, the equity based compensation element is intended to further align the longer term interests of our executive officers with that of our shareholders. To further implement our objectives in attracting and retaining qualified executive officers our NEOs are also eligible to receive an annual bonus and receive various employment benefits.

Additionally, as part of our philosophy of aiming to attract and retain qualified executive level personnel the Company has entered into an employment agreement with each of its NEOs that is intended to provide each executive with a reasonable level of security with respect to his on-going employment.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our shareholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Information Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2015 fiscal year and which we expect to continue going forward.

At the 2013 Annual Meeting of Stockholders, held on July 25, 2013, an advisory vote was held on executive compensation for Enservco’s named executive officers. At the 2013 Annual Meeting of Stockholders the stockholders approved a frequency of three years for voting on executive compensation. Pursuant to the foregoing, the Company is holding an advisory stockholder vote regarding named executive officer compensation at this June 22, 2016 Annual Meeting. At the Annual Meeting, we will ask our stockholders to indicate their support for our NEO compensation as described in this Information Statement by voting “FOR” the following resolution:

RESOLVED, that the stockholders of Enservco approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company’s 2016 Annual Meeting Information Statement.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company. However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs. Since holders of more than a majority of our outstanding voting stock have advised us that they intend to vote for approval of our executive compensation, it will be adopted regardless of the vote cast by any other stockholder.

PROPOSAL NO. 4:

FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Starting in 2011 Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Act, now require that public companies give their stockholders the opportunity to vote, at stockholder meetings at which directors are to be elected and on an advisory basis, on the frequency with which companies include in their meeting materials an advisory vote to approve or not approve the compensation of their NEOs.

At the 2013 Annual Meeting of Shareholders, held on July 25, 2013, an advisory vote was held on the frequency of the advisory vote on the compensation program for Enservco’s named executive officers. More than a majority of the votes cast at the annual meeting approved holding an advisory vote on the compensation program for named executive officers on a triennial basis (that is, each three years).

Our Board of Directors believes that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company’s goal to create a compensation program that enhances long-term stockholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve both short-term and longer-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

The Company and the Board of Directors would similarly benefit from this longer time period between advisory votes. Three years will give the Company sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Company to consider various factors that impact the Company’s financial performance, stockholder sentiments and executive pay on a longer-term basis. The Board of Directors believes anything less than a triennial vote may yield a short-term mindset and detract from the long-term interests and goals of the Company.

At the Annual Meeting, stockholders will have the opportunity to cast their vote on the preferred voting frequency by selecting the option of holding an advisory vote on executive compensation: 1) “EVERY THREE YEARS,” 2) “EVERY TWO YEARS”, 3) “EVERY ONE YEAR,” or stockholders may “ABSTAIN.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company or the Board of Directors. Our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation. Since holders of more than a majority of the outstanding voting shares have advised us that they intend to vote for a triennial say-on-pay, that frequency will be adopted regardless of the vote of any other stockholder.

Unless the timing of the advisory votes is changed, the next required advisory vote regarding the frequency of an advisory vote on named executive officer compensation at the Annual Meeting of Stockholders to be held in 2022.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Information Statement (and available on the Internet as stated above) is the Company’s 2015 Annual Report to Stockholders on Form 10-K.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2015, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.enservco.com. Our Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 1000, Denver, Colorado 80246; Phone: (866) 998-8731.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 1000, Denver, CO 80246; Phone: (866) 998-8731.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

A copy of our Form 10-K for the year ended December 31, 2015 will be provided, without charge, to any person to whom this Information Statement is delivered upon written or oral request of such person and by first class mail or other equally prompt means within one business day of such request.

OTHER MATTERS

As of the date of this Information Statement, management does not know of any other matters that will come before the Annual Meeting.

STOCKHOLDER PROPOSALS

Enservco Corporation expects to hold its next annual meeting of stockholders in June 2017. Proposals from stockholders intended to be present at the next Annual Meeting of stockholders should be addressed to Enservco Corporation, Attention: Corporate Secretary, 501 South Cherry Street, Suite 1000, Denver, CO 80246, and we must receive the proposals by February 14, 2017. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail-Return Receipt Requested. After February 14, 2017, any stockholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

ENSERVCO CORPORATION

Rick D. Kasch, Chief Executive Officer and President